UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 29, 2026 (Date of earliest event reported)

i-80 GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-41382	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

150 York Street, Suite 1802, Toronto, Ontario M5H 3S5

(Address of principal executive offices) (Zip Code)

(775) 525-6450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Warrants to Purchase Common Shares	IAUX.WS	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange
Warrants to Purchase Common Shares	IAU.WT.U	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2026, the board of directors (the “Board”) of i-80 Gold Corp. (the “Company”) appointed Ronald Butler Jr., Michael Jalonen and Steven Yopps to the Board, effective February 1, 2026.

Effective February 1, 2026, Mr. Butler and Mr. Jalonen were appointed to the Audit Committee of the Board, Mr. Butler and Mr. Yopps were appointed to the Compensation Committee of the Board, and Mr. Yopps and Mr. Jalonen were appointed to the Technical, Safety and Sustainability Committee of the Board.

There are no arrangements or understandings between Mr. Butler, Mr. Jalonen or Mr. Yopps and any other persons pursuant to which they were selected as a director. Mr. Butler, Mr. Jalonen and Mr. Yopps do not have direct or indirect material interests in any currently proposed transaction to which the Company was, or is to be, a participant, nor has either Mr. Butler, Mr. Jalonen or Mr. Yopps had a direct or indirect material interest in any transactions since the beginning of the Company’s last fiscal year.

Mr. Butler, Mr. Jalonen and Mr. Yopps will be compensated for their service on the Board consistent with the Company’s other non-employee directors. They each will receive an annual retainer in the amount of $55,000 and an annual award of deferred share units with an approximate value of $75,000. Each grant of deferred share units will vest in accordance with the terms set out in the Company’s omnibus share incentive plan.

Ronald Butler Jr.

Ronald Butler Jr. is a Certified Public Accountant (CPA) with more than 30 years of experience in audit, financial and strategic planning, operational excellence, digital transformation, and corporate governance across industries including mining and metals, energy, technology, and consumer products. Mr. Butler spent 29 years with Ernst & Young LLP (EY) in Arizona, most recently serving as Managing Partner from 2008 until his retirement in 2024. From 2022 to 2024, he also served as EY’s U.S. Mining & Metals Leader, where he led national strategy and drove client and business growth, advising major mining companies such as Freeport-McMoRan and Newmont Corporation. As Managing Partner, Mr. Butler led EY Arizona’s growth initiatives and strategic ventures, including public-sector programs focused on cost reduction, grants management, real estate optimization, and technology enablement. He also served on the Executive Committee for the City of Phoenix’s US$500 million General Obligation Bond Program and was a senior member of EY’s West Region Executive Leadership Team. During his tenure, he oversaw more than 500 professionals and advised a broad range of midsize and multinational public and private companies. Mr. Butler holds a BSc in Accountancy from the University of Arizona.

Michael Jalonen

Michael Jalonen is a Chartered Financial Analyst (CFA) with nearly 40 years of mining and capital markets experience, including over 30 years as a highly respected mining analyst at Bank of America Securities (BofA). He served as Managing Director and North American Senior Precious Metals Research Analyst from 1989 until his retirement in 2022 and was consistently ranked among the leading mining analysts in North America. In this role, Mr. Jalonen led coverage and investment recommendations for 30 senior and intermediate precious metals producers, as well as royalty and streaming companies. He developed detailed operating and financial models, performed valuation analyses, and authored numerous thematic industry reports. Prior to that, Mr. Jalonen served as Global Coordinator for BofA’s Metals, Mining & Steel Research Team, overseeing a global group of analysts, publishing thematic research on precious and base metals, and organizing the firm’s flagship global mining conference. He began his career as a geologist. Mr. Jalonen holds an MBA in Finance from the DeGroote School of Business and a BSc (Hons) in Geology from the University of Windsor.

Steven Yopps

Steven Yopps is a metallurgical engineer and accomplished mining executive with more than 35 years of operational, technical, project development, and regulatory experience across Nevada’s premier gold districts. His career spans senior roles at AngloGold Ashanti, Nevada Gold Mines, and Barrick Mining, where he led large-scale autoclave, roaster, and refractory processing operations, advanced complex feasibility studies, and executed district-level growth strategies that transformed regional mining portfolios.

Most recently, Mr. Yopps served as Vice President of Nevada Projects for AngloGold Ashanti from 2021 through to his retirement in 2025. In this role, he led technical and exploration teams who were responsible for growing the

Nevada resource base, advancing the feasibility study and NEPA permitting for the North Bullfrog project, and supporting the integration of acquisitions within the Beatty district to establish a top-tier mining district in southern Nevada. Previously, Mr. Yopps was Manager of Growth Projects for Nevada Gold Mines (“NGM”) from 2019 to 2021, where he led the long-term processing and refractory ore transportation strategy following the Newmont-Barrick joint venture, multiple pre-feasibility studies at Cortez, and refractory ore research and development programs. He has authored peer-reviewed research on Carlin-type refractory gold processing and pressure oxidation technologies.

Prior to his role at NGM, he spent more than 25 years in senior technical and operational roles, including serving as General Manager of the Ruby Hill Mine (currently i-80 Gold’s wholly owned Ruby Hill property) and managing Goldstrike’s autoclave, roaster, and mill facilities for more than a decade, delivering best-in-class safety and operational performance. Mr. Yopps holds a BSc and MSc in Metallurgical Engineering from the Colorado School of Mines and is a Qualified Person recognized by the Mining & Metallurgical Society of America.

Item 7.01.	Regulation FD Disclosure

On January 29, 2026, the Company issued a press release titled “i-80 Gold Strengthens Board of Directors with the Addition of Ronald Butler Jr., Michael Jalonen, and Steven Yopps.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	News Release, dated January 29, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2026

i-80 GOLD CORP.

By:	/s/ Ryan Snow
Name:	Ryan Snow
Title:	Chief Financial Officer